                          HIGH LEVEL ENTERPRISE MODEL

                                    CLEAR CO


                                 NORDPOOL       NORDPOOL
                                                (8-10 Clearing)
                                                Nos (6 persons)

                  Commerical                                        Settlements
                  Design                        Clearing            Billing &       Risk               Finance
Prod & Service    Strategy &     Customer       & Trading           Payments        Management         & Banking
Development       Management     Acquisition    Operations          EBPP            & Compliance       Operations
--------------    ----------     ------------   ----------          -----------     ------------       ----------
                                                - infrastructure/service ops 50% of total costs.

o Physical        o Regulatory   o Marketing    o Contract          o Settlements   o Margin           o Balancing
                                                  Netting                             Neutralization
o Financial       o Participant  o Sales                            o Invoicing
  Market            Rules                       o Settlements                       o Collateral
  Analysis                       o Competitive    Netting           o Collections     Handling
                  o Contract       Analysis
                    Specs                       o Trade                             o Margin
                                                  Acknowledgement                     Management
                  o Banking
                    Agreements                  o Scheduling                        o Insurance

                  o Services                                                        o Contract
                    Pricing &                                                         Warranties
                    Contracts

Service          Shared
Management       Services
----------       --------

o Acct Set-up    o Accounting

o Acct Mngt      o Finance

o Disputes       o Legal
  Resolution
                 o HR
o Services
  Payment        o Training

"Customer" Services Process Handling & Call Center Operations - Integrated Processes & Systems Required

Techn Infrastructure & Svcs; Facilities Management/Operations; Sys Integr; Application Dvlp't; Networks, Help Desk

--  Data Warehousing & Data Analysis Operations  --


previously had infrastructure to Financial markets

NP
---
- Marketing
- Exchange
- Clearing Department

PCS
---
trade collection
margin calculation
settlement
banking arrangement

trading systems from OM
remaining shaped around
risk mgmt svcs; sys ops; sys spt

[ILLEGIBLE] MODEL: Nordpool running physical & financial market

NORDPOOL is the
counter party]
60-80 people

98 members

11DTwh or
11Bnk [ILLEGIBLE]
$1.3Bn risk
value of all trading
positions to settle
margins in 1.5 Bn [ILLEGIBLE]
-2.5 Bnk w/highest
margin % of 15%
volatility of market
[ILLEGIBLE] principally by weather
[ILLEGIBLE]

in addition to margin above
members must put entrances
margin of approx
150,000 [not mutual
risk - individual risk]

Clearing Co is Limited Company
[ILLEGIBLE] 50/50 by Norwegian & Swedish gov'ts

DAILY MARKET  (NORDPOOL - Norway, Sweden, Finland, Denmark)
------------

[ILLEGIBLE] 16% market is spot market - want to settle whole until prices known [ILLEGIBLE] 4x Finance Trade - value of contracts volume $200 m or $30m USD Norway/Sweden x 250 Twh - equals approx Calif


[Net equity; margins; member capital; insurance

N Amer approach:  1st member's capital       : member capital
(line of defense) 2nd members group margin   : guarantee
                  3rd underwriter            : mutual fund
                                             : CH own capital